COLONIAL TAX-EXEMPT FUND
                       FUND YIELD CALCULATION
                     (CALENDAR MONTH-END METHOD)
                  30-DAY BASE PERIOD ENDED 11/30/95


                                    a-b        6
                     FUND YIELD = 2 ----- +1  -1
                                    c-d



       a = dividends and interest earned during
           the month ................................ $18,517,584

       b = expenses (exclusive of distribution fee)
            accrued during the month..................  3,045,803

       c = average dividend shares outstanding
           during the month ......................... 262,069,895

       d = class A maximum offering price per share
           on the last day of the month .............      $14.40


             CLASS A YIELD ...........................       4.97%
                                                         =========
             Class A yield/(1-Load)
             ie: 4.97%/(1-.0475)=yield on NAV=   5.22%
                Less:  Distribution fee          (.75)
                                                 -----
             CLASS B YIELD ...........................       4.47%
                                                         =========

            TAX-EQUIVALENT YIELD:  CLASS A...........        8.23%
                                                         =========

                                   CLASS B...........        7.40%
                                                         =========